UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2018

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On December 27, 2018, PAVmed Inc. (the “Company”, “we”, “us” or “our”) entered into a Securities Purchase Agreement (“SPA”) with an institutional investor and simultaneously consummated the sale to such institutional investor of a Senior Secured Convertible Note with an initial principal amount of $7,750,000 (the “Convertible Note”) in a private placement pursuant to the SPA (the “Private Placement”). Maxim Group LLC (“Maxim Group”) acted as the placement agent for the Private Placement.

The Convertible Note was sold with an original issue discount of $750,000, for gross proceeds to us of $7,000,000. Maxim Group received a fee of 6.5% of the gross proceeds of the Private Placement, or an aggregate of $455,000. After deducting the placement agent fee and our estimated expenses associated with the Private Placement, we expect the net proceeds to be approximately $6,445,000.

Promptly after the consummation of the sale of the Convertible Note, we repaid in full the outstanding principal balance and all accrued but unpaid interest expense on the Senior Secured Note held by our existing lender, Scopia Holdings LLC, with such repayment consisting of a cash payment of $5,000,000 and the issue of 600,000 shares of our common stock, with such shares of common stock referred to herein as the “Payoff Shares”.

Securities Purchase Agreement (“SPA”)

●	The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, we also agreed to the following additional covenants:

●	At any time prior to June 28, 2019, if any Convertible Note remains outstanding, we may not consummate the sale of any equity or equity-linked security at a price per share less than the initial conversion price of the Convertible Note. From and after July 1, 2019, if any Convertible Note remains outstanding, we may not consummate the sale of any equity or equity-linked security at a price per share less than the initial conversion price of the Convertible Note, unless the aggregate consideration we receive is less than or equal to $5,000,000 and we comply with the terms and conditions of the Convertible Note as to the acceleration of installment payments after giving effect to such issuance. See “The Convertible Note” below.

●	If at any time the number of shares of common stock authorized and reserved for issuance under the Convertible Note is not sufficient to meet the minimum required reserve amounts specified in the SPA, the Company will promptly take all corporate action necessary to authorize and reserve such minimum required reserve amount of shares, including, without limitation, calling a special meeting of stockholders to obtain stockholder approval of an increase in the authorized shares.

●	We will not effect or enter an agreement to effect any variable rate transaction.

●	We granted such institutional investor participation rights in future equity and equity-linked offerings of securities during the three years after the closing in an amount of up to 50% of the securities being sold in such offerings.

●	We agreed to hold a stockholder meeting, by no later than June 28, 2019, to approve resolutions (the “Stockholder Resolutions”) authorizing (i) an increase in the authorized shares of our common stock from 75 million to 100 million shares, and (ii) the issuance of shares of our common stock under the Convertible Note for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market (“Nasdaq”) The Company will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

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Senior Secured Convertible Note (“Convertible Note”)

Interest

The Convertible Note accrues interest at the rate of 7.875% per annum. Prior to June 28, 2019 and after the maturity date, interest will be payable bi-monthly on the 15th day and the last trading day of each month at our option in cash or, subject to the satisfaction of customary equity conditions (including minimum price and volume thresholds), in shares of our common stock at a price per share equal to the lower of (i) the conversion price then in effect, and (ii) 82.5% of the market price of our common stock, as determined in accordance with the Convertible Note, but not less than the Floor Price (as defined in the Convertible Note). During the period commencing on June 28, 2019 through the maturity date, interest will be payable by inclusion of such interest in the amounts to be converted or redeemed, as applicable, on the applicable installment date. See “—Installment Conversions and Redemptions” below. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Note), the Convertible Note will accrue interest at the rate of 18.0% per annum. See “—Events of Default” below.

Conversion

The Convertible Note is convertible, at the option of the holder thereof, into shares of our common stock at an initial conversion price of $1.60 per share. The conversion price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, the holder has the additional right to substitute such variable price (or formula) for the conversion price. In connection with the occurrence of certain Events of Default, the holder of the Convertible Note will be entitled to convert all or any portion of the Convertible Note as described above at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) 80% of the market price of our common stock, as determined in accordance with the Convertible Note, but not less than the Floor Price.

Conversion Limitation and Exchange Cap

The holder of the Convertible Note will not have the right to convert any portion of the Convertible Note, to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, unless we obtain the approval of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Note or otherwise pursuant to the terms of the Convertible Note, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of December 27, 2018 or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Note includes certain customary Events of Default, including, among other things, the breach of the financial covenant described in “—Covenants” below and the failure of Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, and Dennis McGrath, the Company’s Chief Financial Officer, to each serve as officers of the Company.

In connection with an Event of Default, the holder of the Convertible Note may require the Company to redeem in cash any or all of the Convertible Note. The redemption price will equal the greater of (i) 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, and (ii) an amount equal to market value of the shares of the Company’s common stock underlying the Convertible Note, as determined in accordance with the Convertible Note. Upon the occurrence of certain Events of Default relating to the bankruptcy of the Company, whether occurring prior to or following the maturity date, the Company will be required to immediately redeem the Convertible Note, in cash, for an amount equal to 115% of the outstanding principal of the Convertible Note, and accrued and unpaid interest and unpaid late charges thereon, without the requirement for any notice or demand or other action by any holder or any other person or entity.

Change of Control

In connection with a Change of Control (as defined in the Convertible Note), the holder of the Convertible Note may require us to redeem all or any portion of the Convertible Note. The redemption price per share will equal the greatest of (i) 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of the Company’s common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note.

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Other Corporate Events

We will not enter a Fundamental Transaction (as defined in the Convertible Note), unless the successor entity assumes all of the obligations under the Convertible Note pursuant to written agreements satisfactory to the holder of the Convertible Note, and the successor entity is a publicly traded corporation whose shares of common stock are quoted or listed on the New York Stock Exchange, the NYSE American or Nasdaq. If at any time we grant any Purchase Rights (as defined in the Convertible Note) or make any distribution of assets pro rata to all or substantially all of the holders of any class of its common stock, then the holder of the Convertible Note will be entitled to acquire the aggregate Purchase Rights or assets which such holder could have acquired if such holder had held the number of shares of the Company’s common stock acquirable upon complete conversion of the Convertible Note (without taking into account any limitations on conversion) held by such holder immediately prior to the date as of which the record holders are to be determined for such grant of purchase rights or distributions. To the extent any such grant of rights or distribution would result in the holder exceeding the maximum percentage described in first paragraph of “—Conversion Limitation and Exchange Cap” above, such rights shall be held in abeyance for up to ninety trading days.

Installment Conversions and Redemptions

Commencing on June 28, 2019, the Convertible Note will amortize on the 15th day of the month and the last trading day of the month for each month thereafter, and on the maturity date (as more fully defined in the Convertible Note, an “Installment Date”). On each Installment Date we will have the option to pay an amount of the Convertible Note equal to $193,750 (or $484,375 on either of the last two Installment Dates) (the “Installment Amount”), together with interest and late charges, if any, thereon, in whole, or in part, in cash (an “Installment Redemption”) or, subject to the satisfaction of customary equity conditions (including minimum price and volume thresholds) in shares of our common stock (an “Installment Conversion”).

If we satisfy such equity conditions (subject to the holder’s right to waive any such condition) and elect to effect an Installment Conversion, we will convert the portion of the Installment Amount subject to such Installment Conversion into shares of our common stock at a price per share equal to the lower of (i) the conversion price then in effect, and (ii) 82.5% of the market price of our common stock, as determined in accordance with the Convertible Note, but not less than the Floor Price. If we elect to convert all or any portion of an Installment Amount in an Installment Conversion, and such Installment Conversion is not permitted because certain equity conditions are not met, the holder may elect to either (i) have us redeem the Installment Amount in cash at a price equal to 115% of its aggregate value or (ii) void the conversion of the Installment Amount and retain all the rights of a holder of the Convertible Note, except that the conversion price for such Installment Amount will thereafter be the lesser of the installment conversion price as in effect on the date the installment conversion is voided and the installment conversion price on the date the holder delivers a subsequent notice of conversion.

If we elected to effect an Installment Redemption, we will redeem such portion of the Installment Amount subject to such Installment Redemption in cash at a price equal to 100% of such Installment Amount.

In the event the Company elects to convert an Installment Amount, the holder of the Convertible Note may elect to defer conversion until a subsequent Installment Date selected by the holder, or accelerate the conversion of future Installment Amounts to the current Installment Date, with the amount to be accelerated subject to certain restrictions as set forth in the Convertible Note.

Covenants

The Company will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. The Company also will be subject to a financial covenant that requires it to maintain available cash in the amount of $1,750,000 at the end of each fiscal quarter.

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Security Interest

The Convertible Note is secured by a first priority security interest in all of our assets and the assets of our current and future Significant Subsidiaries (as defined in the SPA), which as of the closing date was solely Lucid Diagnostics, Inc., our majority owned subsidiary (“Lucid Diagnostics”), as evidenced by a security agreement with the institutional investor (the “Security Agreement”) and a guarantee by Lucid Diagnostics of the obligations underlying the Convertible Note (the “Guaranty”).

Registration Rights

We have granted certain registration rights to the holders of the Convertible Note pursuant to a registration rights agreement (the “Registration Rights Agreement”), including a requirement to file a registration statement covering the resale of the shares underlying the Convertible Note by January 26, 2019 and to have the registration statement declared effective by April 26, 2019, as well as customary “piggyback” registration rights. If the Company fails to file the registration statement or have it declared effective by the deadlines above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, the Company will pay certain Registration Delay Payments to such holders (as defined in the Registration Rights Agreement).

Other Agreements

Voting Agreement

We entered into voting agreements (each, a “Voting Agreement”) each by and between us and certain of our stockholders holding an aggregate of approximately 29% of our common stock (each a “Stockholder”), pursuant to which each Stockholder agreed to vote the shares of the Company’s common stock now owned or hereafter acquired by him in favor of the Stockholder Resolutions.

Leak Out Agreement

The Company entered into a leak-out agreement with the institutional investor (the “Leak-Out Agreement”), restricting sales of shares of our common stock issued pursuant to accelerations of any Installment Amount (“Restricted Securities”) on any trading day, if any such sale, together with all prior sales of Restricted Securities on such trading day, exceed 25% of the daily average composite trading volume of our common stock; provided that (i) any such sales of Restricted Securities at a price greater than or equal to 96% of the closing sale price as of the immediately preceding trading day shall not be included in such calculation and (ii) any other sales of shares of our common stock on such trading day (excluding any sales of Restricted Securities) shall not be included in such calculation.

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Additional Information

The foregoing is only a summary of the material terms of the SPA, the Convertible Note, the Security Agreement, the Guaranty, the Registration Rights Agreement, the Leak-Out Agreement, the Voting Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to the SPA, the Convertible Note, the Security Agreement, the Guaranty, the Registration Rights Agreement, the Voting Agreement and the other transaction agreements, which are filed as exhibits to this Current Report.

Item 1.02. Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02 of this Current Report on Form 8-K to the extent required.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required. The Convertible Note, the Conversion Shares and the Payoff Shares are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Securities Purchase Agreement.
10.2	Form of Secured Convertible Promissory Note.
10.3	Form of Security and Pledge Agreement.
10.4	Form of Guaranty.
10.5	Form of Voting Agreement.
10.6	Form of Registration Rights Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2018	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
Executive Vice President and Chief Financial Officer

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